EXHIBIT B

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

            THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of November 10, 2002 (the "Amendment"), to the Rights Agreement dated as of April 29, 1994, as amended as of October 4, 1995, is between DIANON Systems, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a New York corporation (the "Rights Agent"). Capitalized terms not defined herein shall have the meaning given to such term in the Rights Agreement.

            WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

            WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of November 10, 2002, among the Company, Laboratory Corporation of America Holdings ("LabCorp"), and a wholly-owned subsidiary of LabCorp ("Merger Sub") (the "Merger Agreement"), pursuant to which the Merger Sub will merge with and into the Company (the "Merger");

            WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the Merger and has determined to amend the Rights Agreement so that (i) LabCorp and its Affiliates and Associates shall not be deemed to be an Acquiring Person and that no Distribution Date shall occur as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger as contemplated thereby;

            WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 28 thereof; and

            WHEREAS, the Board of Directors of the Company has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement.

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1.    AMENDMENT

      A. Notwithstanding anything in the Rights Agreement to the contrary, (a) LabCorp and its Affiliates and Associates shall not be deemed to be an Acquiring Person on account of the execution and delivery of the Merger Agreement or the announcement thereof or as a result of or arising out of the consummation of the Merger as contemplated by the Merger Agreement; (b) no Distribution Date shall have occurred, shall occur or shall be deemed to occur as a result of the execution and delivery of the Merger Agreement or the announcement thereof or as a result of or arising out of the consummation of the Merger as contemplated by the Merger Agreement; and

(c) Sections 13 and 26(a)(iv) of the Rights Agreement shall not apply to the consummation of the Merger as contemplated by the Merger Agreement.

      B. Except as amended or modified pursuant to this Amendment, the Rights Plan remains in full force and effect and this Amendment shall be subject to the terms thereof except as expressly modified hereby.

2.    EFFECTIVENESS.

            This Amendment to the Rights Agreement shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

3.    CERTIFICATION.

            The undersigned officer of the Company certifies by execution hereof that this Amendment is in compliance with the terms of Section 28 of the Rights Agreement.

4.    MISCELLANEOUS.

            This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                       DIANON SYSTEMS, INC.


                                       By: /s/  Kevin C. Johnson
                                           -------------------------------------
                                           Name:  Kevin C. Johnson
                                           Title: President and Chief
                                                  Executive Officer


                                       AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                       By:  /s/ Herbert J. Lemmer
                                           -------------------------------------
                                           Name:  Herbert J. Lemmer
                                           Title: Vice President